ZUKERMAN GORE & BRANDEIS, LLP
875 THIRD AVENUE • NEW YORK, NEW YORK 10022             TELEPHONE 212-223-6700 • FACSIMILE 212-223-6433

November 15, 2007

MangoSoft, Inc.
29 Riverside Street
Suite A
MS- A-8
Nashua, NH 03062

Ladies and Gentlemen:

You have requested our opinion in connection with the filing by MangoSoft, Inc, a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is offering subscription rights to purchase up to 2,400,000 shares (the “Shares”) of its common stock, $.001 par value per share (the “Common Stock”) under the Securities Act of 1933, as amended (the “Securities Act”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that the Shares (to the extent issued and sold by the Company), when issued in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the proxy statement/prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

MangoSoft, Inc.
November 15, 2007

This opinion is limited to the matters expressly set forth herein. This opinion is given and speaks only as of the date hereof and is limited to our knowledge of the facts and the laws, statutes, rules and regulations, and judicial and administrative interpretations thereof, as currently in effect, and assumes no event will take place in the future which will affect the opinions set forth herein. These are all subject to change, possibly with retroactive effect. We assume no obligation to advise any party of changes of any kind that may hereafter be brought to our attention, even if such changes would affect our opinion, or to update or supplement this opinion after the date hereof.

Very truly yours,

/s/ Zukerman Gore & Brandeis, LLP

Zukerman Gore & Brandeis, LLP